UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.Regulation FD Disclosure.

On December 14, 2015, the Company issued a press release announcing that the FDA has approved its Abbreviated New Drug Application (ANDA) for 4 mg/0.5 mL and 6 mg/0.5 mL Sumatriptan Injection USP in adults for the acute treatment of migraine and cluster headache when a clear diagnosis has been established.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in Item 7.01, Item 9.01 and Exhibit 99.1 of this Form 8-K are being “furnished” to the Securities and Exchange Commission and shall not be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (regardless of any general incorporation language in such filing) unless expressly incorporated into such filing by specific reference to the “furnished” information contained herein.

Item 8.01.Other Events.

In December 2015, the FDA approved the Company’s ANDA for 4 mg/0.5 mL and 6 mg/0.5 mL Sumatriptan Injection USP in adults for the acute treatment of migraine and cluster headache when a clear diagnosis has been established.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 14, 2015, issued by Antares Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	December 18, 2015	By:	/s/ Peter Graham
		Name:	Peter Graham
		Title:	Senior Vice President, General Counsel Chief Compliance Officer, Human Resources and Secretary